UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2023

PASSAGE BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39231	82-2729751
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 39th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(267) 866-0311

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	PASG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

PBFT02 Program Updates

On December 20, 2023, Passage Bio, Inc. (the “Company”) announced the following updates with respect to its ongoing global Phase 1/2 clinical trial, or upliFT-D, evaluating PBFT02, an adeno-associated virus-delivery gene therapy for the treatment of patients aged 35 to 75 years with frontotemporal dementia caused by progranulin deficiency, or FTD-GRN:

Initial Data from upliFT-D Phase 1/2 Trial of PBFT02

The Company reported promising initial safety and biomarker data from the first three Cohort 1 patients who received Dose 1 of PBFT02 from upliFT-D.

upliFT-D is expected to be a two-cohort dose-escalation trial with a potential for a third higher-dose cohort, if considered necessary based on the results of the first two cohorts. The starting dose (3.3x10˄10 genome copies/gm brain weight) exceeds the minimum effective dose in the Company’s GRN knockout mouse model, with planned escalation to a higher dose (1.1x10˄11 genome copies/gm brain weight). The primary endpoint of the trial is to assess safety and tolerability over 24 months, followed by an additional 36 months of long-term follow-up. To better understand the clinical significance of the peripheral nerve findings in preclinical studies, the Company implemented clinical monitoring in its upliFT-D interventional trial, consisting of both nerve conduction studies and neurological exams focused on sensory and peripheral nerve function. Secondary endpoints are to assess change from baseline to 24 months on biomarkers, including CSF and plasma progranulin, or PGRN, levels, biomarkers of neurodegeneration and disease progression, and on clinical outcomes as measured by the Clinical Dementia Rating, or CDR, for improving evaluation of patients with frontotemporal lobar degeneration, or FTLD, or CDR®, plus NACC FTLD, and other neurocognitive assessments. Interim analyses are planned for certain biomarkers starting at one month post dosing and for clinical outcomes beginning at one year post dosing. All subjects will be followed for a total of five years to monitor safety and selected biomarker and efficacy measures. The Company estimates the prevalence of FTD-GRN in the United States and Europe to be approximately 18,000 patients.

Dose 1 of PBFT02 treatment resulted in a 3.6 to 6.6-fold increase in PGRN levels in the cerebral spinal fluid, or CSF, at day 30 (n=3) relative to baseline. CSF PGRN increased to supraphysiologic levels of 10.7 to 17.3 ng/mL at 30 days post-treatment, exceeding the range found in healthy adult controls of 3.3 to 8.2 ng/mL (n=61). CSF PGRN remained at supraphysiologic levels at six months post-treatment with a concentration of 27.3 ng/mL (n=1). Plasma PGRN levels remained below levels found in healthy adult controls through the available follow-up period across all three patients.

Dose 1 of PBFT02 was generally well-tolerated in patients 2 and 3, who received an enhanced steroid regimen (1,000 mg IV methylprednisolone on Days 1-3 followed by 60 mg oral prednisone for 60 days) following an amendment to the trial protocol. In these two patients, no serious adverse events, or SAEs, were reported, all treatment emergent adverse events, or AEs, were mild to moderate in severity, and there was no evidence of a clinically significant immune response, hepatotoxicity, or safety related imaging findings in either patient. Patient 1, who received a low level of immunosuppression (60 mg oral prednisone daily for 60 days), per the initial trial protocol, experienced two SAEs that were both asymptomatic and likely consistent with an immune response. Following Patient 1, the protocol was amended to increase the steroid regimen for Patients 2 and 3. There was no evidence of dorsal root ganglion toxicity, as measured by nerve conduction studies, and no complications were observed related to intra-cisterna magna administration in any of the three patients. The Company intends to treat two additional patients at Dose 1, with no required delay between these patients, to further study the safety and pharmacodynamic effects of PBFT02 at this dose.

The Company expects to initiate dosing of Cohort 2 FTD-GRN patients in the upliFT-D trial in the first half of 2024, report full six-month safety and biomarker data from Cohort 1 patients in the second half of 2024, and report 12-month follow-up data from Cohort 1 patients and initial safety and biomarker data from Cohort 2 patients in the first half 2025.

PBFT02 Expansion

In addition to the continued clinical development of PBFT02 to treat FTD-GRN, the Company intends to pursue PBFT02 in additional adult neurodegenerative diseases where we believe supraphysiologic PGRN levels could provide benefit. Third-party preclinical studies have shown that increased PGRN levels reduced buildup of TAR DNA binding protein 43, or TDP-43. TDP-43 pathology is a hallmark of multiple neurodegenerative conditions, including FTD due to mutations in the C9orf72 gene, or FTD-C9orf72, amyotrophic lateral sclerosis, or ALS and sporadic FTD. The prevalence of FTD-C9orf72 in the United States and European Union combined is estimated to be approximately 21,000, while the estimated prevalence of ALS with TDP-43 pathology in the United States and European Union combined is estimated to be approximately 72,600. Additionally, the Company believes restoration of PGRN has the potential to modulate Alzheimer’s disease, or AD, in patients that are carriers of the GRN rs5848 single nucleotide polymorphism, or SNP. Individuals with this polymorphism have reduced PGRN levels and are at an increased risk for AD. Carriers of the GRN rs5848 SNP are estimated to be 30% of the general population, and therefore is estimated to occur in approximately 3.9 million AD patients in the United States and European Union.

The Company expects to obtain regulatory feedback on the clinical pathway to treating FTD-C9orf72 and ALS patients with PBFT02 in the second half of 2024 and is exploring plans to initiate preclinical studies in AD.

Strategic Updates

On December 20, 2023, the Company also announced updated strategic priorities to focus efforts on the continued clinical development of PBFT02 to treat FTD-GRN, pursuit of PBFT02 in additional adult neurodegenerative diseases, and advancement of its preclinical program in Huntington’s disease through its partnership with the University of Pennsylvania’s Gene Therapy Program. The Company is now seeking potential partnership opportunities for its clinical-stage pediatric programs in GM1 gangliosidosis, Krabbe disease and metachromatic leukodystrophy.

The Company also issued a press release on December 20, 2023 related to the PBFT02 Program Updates and Strategic Updates.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Passage Bio, Inc. press release dated December 20, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding our expectations about timing and execution of anticipated milestones, including the progress of clinical trials and the availability of clinical data from such trials; our expectations about our collaborators’ and partners’ ability to execute key initiatives; our expectations about manufacturing plans and strategies; our expectations about cash runway; our expectations about potential partnerships related to PBGM01, PBKR03 and PBML04 and the ability of our lead product candidates to treat their respective target monogenic CNS disorders, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks identified in the Company’s filings with the SEC, including its Quarterly Report on Form 10-Q for the three months ended September 30, 2023, filed with the SEC on November 13, 2023 and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect the Company’s results of operations, which would, in turn, have a significant and adverse impact on the Company’s stock price. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSAGE BIO, INC.

Date: December 20, 2023	By:	/s/ Kathleen Borthwick
Kathleen Borthwick
Senior Vice President, Interim Chief Financial Officer